UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 15, 2018

Apricus Biosciences, Inc.
(Exact name of registrant as specified in its charter)

Nevada	0-22245	87-0449967
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11975 El Camino Real, Suite 300, San Diego, CA	92130
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (858) 222-8041

 (Former name or former address, if changed, since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

On May 15, 2018, Apricus Biosciences, Inc. (the “Company”) held its 2018 Annual Meeting of Stockholders (the “Annual Meeting”). The following is a brief description of each matter submitted to a vote at the Annual Meeting on May 15, 2018, as well as the number of votes cast for, withheld or against, the number of abstentions and the number of broker non-votes with respect to each matter, as applicable. For more information about these proposals, please refer to the Company’s proxy statement filed with the Securities and Exchange Commission on April 6, 2018.

The number of shares of common stock entitled to vote at the Annual Meeting was 23,441,080. The number of shares of common stock present or represented by valid proxy at the Annual Meeting was 18,351,680. Certain matters submitted to a binding vote of stockholders at the Annual Meeting were approved as described below.

Proposal No. 1: Election of Class II Directors

Richard Pascoe and Sandford Smith were elected to serve as Class II directors. Mr. Pascoe received 4,949,463 votes for and 2,059,649 withheld and Mr. Smith received 5,046,490 votes for and 1,962,622 votes withheld. There were 11,342,568 broker non-votes regarding the election of directors.

Proposal No. 2: Ratify Selection of Auditors

Stockholders ratified the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018. The results of the voting included 14,215,730 votes for, 485,007 votes against and 3,650,943 votes abstained. There were no broker non-votes regarding this proposal.

Proposal No. 3: Conduct an Advisory (Non-Binding) Vote on Executive Compensation

Stockholders approved, on an advisory basis, the executive compensation paid to the Company’s named executive officers. The results of the voting included 4,765,617 votes for, 414,192 votes against and 1,829,303 votes abstained. There were 11,342,568 broker non-votes regarding this proposal.

Proposal No. 4: Amend the Company’s Amended and Restated Articles of Incorporation to Increase the Number of Authorized Shares of Common Stock

Stockholders approved an amendment to the Company’s Amended and Restated Articles of Incorporation (the “Charter Amendment”) to increase the number of authorized shares of common stock from 30,000,000 shares to a total of 60,000,000 shares. The results of the voting included 14,611,256 votes for, 3,615,299 votes against and 125,125 votes abstained. There were no broker non-votes regarding this proposal.

Item 8.01	Other Events.

As previously announced, in April 2018, the Company issued, in a best efforts public offering, an aggregate of 7,100,000 units (the “Units”). Each Unit consisted of one share of the Company’s common stock, and one warrant to purchase 0.50 of a share of common stock (the “April 2018 Warrants”). Pursuant to their terms, the April 2018 Warrants are exercisable upon the Company’s announcement that it has received stockholder approval of the Charter Amendment and the Charter Amendment became effective. In connection with the transaction, the Company issued warrants to purchase up to 355,000 shares of common stock (the “April 2018 Placement Agent Warrants”) to H.C. Wainwright & Co., LLC. The April 2018 Placement Agent Warrants are also exercisable upon the announcement of the effectiveness of the 2018 Charter Amendment.

In addition, in March 2018, the Company entered into a warrant amendment with the holders of the Company’s warrants to purchase common stock of the Company previously issued in September 2017 (the “September 2017 Warrants”), pursuant to which, among other things, the date upon which the September 2017 Warrants become exercisable was changed to the effective date of the Charter Amendment.

As a result, in connection with the effectiveness of the Charter Amendment and the filing of this Current Report on Form 8-K, the April 2018 Warrants are now exercisable for up to 3,550,000 shares of common stock, the April 2018 Placement Agent Warrants are now exercisable for up to 355,000 shares of common stock and the September 2017 Warrants are now exercisable for up to 1,102,779 shares of common stock, each pursuant to their terms.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Apricus Biosciences, Inc.

Date: May 17, 2018	By:	/s/ Richard W. Pascoe
Name: Richard W. Pascoe
Title: Chief Executive Officer and Secretary

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